Exhibit (a)(15)

DEUTSCHE GLOBAL/INTERNATIONAL FUND, INC.
ARTICLES SUPPLEMENTARY

Deutsche Global/International Fund, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation and Sections 2-208, 2-208.1 and 2-105(c) of the Maryland General Corporation Law, the Board of Directors has:

(a)           increased the aggregate number of shares of authorized capital stock of the Corporation by 400,000,000 shares, from 2,659,993,796 shares to 3,059,993,796 shares; and

(b)           designated and classified 400,000,000 of the authorized but undesignated shares of the capital stock of the Corporation as additional shares of the Corporation’s Deutsche Global Infrastructure Fund series (the “Fund”), with (i) 100,000,000 of such shares being designated as additional Class A shares of the Fund; (ii) 100,000,000 of such shares being designated as additional Class C shares of the Fund; (iii) 100,000,000 of such shares being designated as additional Class S shares of the Fund; and (iv) 100,000,000 of such shares being designated as additional Institutional Class shares of the Fund;

SECOND:  (a) Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue 2,659,993,796 shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of $26,599,937.96, which shares were designated and classified into the following Series, which Series were subdivided into the following Classes:

Series                                                      Classes                                                      Number of Shares

Deutsche Enhanced Emerging Markets
Fixed-Income Fund                                                                                                   320,000,000

Class A shares                                               50,000,000
Class B shares                                               50,000,000
Class C shares                                               20,000,000
Class S shares                                              100,000,000
Institutional Class shares                               100,000,000

Deutsche Enhanced Global Bond Fund                                                                      429,154,575

Class A shares                                                 50,000,000
Class B shares                                                 50,000,000
Class C shares                                                 20,000,000
Class S shares                                                309,154,575

Deutsche Global Growth Fund                                                                                    370,000,000

Class A shares                                                  50,000,000

                   Class B shares                                                  50,000,000
Class C shares                                                  20,000,000
Class R shares                                                  50,000,000
Class S shares                                                100,000,000
Institutional Class shares                                 100,000,000

Deutsche Global Small Cap Fund                                                                               250,000,000

Class A shares                                                 40,000,000
Class B shares                                                 20,000,000
Class C shares                                                 10,000,000
Class S shares                                                  30,000,000
Institutional Class shares                                 100,000,000
Class R6 shares                                               50,000,000

Deutsche Global
Infrastructure Fund                                                                                                     950,000,000

Class A shares                                                250,000,000
Class C shares                                                100,000,000
Class S shares                                                 400,000,000
Institutional Class shares                                  150,000,000
Class R6 shares                                                 50,000,000

Deutsche European Equity Fund                                                                                    200,000,000

Class A shares                                                     50,000,000
Class C shares                                                     50,000,000
Class S shares                                                      50,000,000
Institutional Class shares                                       50,000,000

Undesignated                                                                                                                  140,839,221

(b)  Immediately after the filing of these Articles Supplementary, the Corporation will have the authority to issue 3,059,993,796 shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of $30,599,937.96, which shares will be designated and classified into the following Series, which Series will be subdivided into the following Classes:

Series                                                      Classes                                                      Number of Shares

Deutsche Enhanced Emerging Markets
Fixed-Income Fund                                                                                                      320,000,000

Class A shares                                                    50,000,000
Class B shares                                                    50,000,000
Class C shares                                                    20,000,000
Class S shares                                                   100,000,000
Institutional Class shares                                    100,000,000

Deutsche Enhanced Global Bond Fund                                                                         429,154,575

Class A shares                                                   50,000,000
Class B shares                                                   50,000,000
Class C shares                                                   20,000,000
Class S shares                                                  309,154,575

Deutsche Global Growth Fund                                                                                      370,000,000

Class A shares                                                    50,000,000
Class B shares                                                    50,000,000
Class C shares                                                    20,000,000
Class R shares                                                    50,000,000
Class S shares                                                   100,000,000
Institutional Class shares                                    100,000,000

Deutsche Global Small Cap Fund                                                                                   250,000,000

Class A shares                                                     40,000,000
Class B shares                                                      20,000,000
Class C shares                                                      10,000,000
Class S shares                                                      30,000,000
Institutional Class shares                                      100,000,000
Class R6 shares                                                     50,000,000

Deutsche Global
Infrastructure Fund                                                                                                        1,350,000,000

Class A shares                                                     350,000,000
Class C shares                                                     200,000,000
Class S shares                                                      500,000,000
Institutional Class shares                                       250,000,000
Class R6 shares                                                      50,000,000

Deutsche European Equity Fund                                                                                       200,000,000

Class A shares                                                       50,000,000
Class C shares                                                       50,000,000
Class S shares                                                        50,000,000
Institutional Class shares                                         50,000,000

Undesignated                                                                                                                    140,839,221

THIRD:  Nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation’s capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

FOURTH:  The Board of Directors of the Corporation, acting at a meeting duly called and held on March 6, 2015, duly authorized and adopted resolutions designating and classifying the capital stock of the Corporation as set forth in these Articles Supplementary.

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IN WITNESS WHEREOF, the Deutsche Global/International Fund, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 9th day of March, 2015; and its Vice President acknowledges that these Articles Supplementary are the act of the Corporation, and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:                                                                DEUTSCHE GLOBAL/INTERNATIONAL
       FUND, INC.

/s/Hepsen Uzcan                    /s/John Millette
Name:      Hepsen Uzcan                                         Name:  John Millette
Position:   Assistant Secretary                                  Position: Vice President